Exhibit 10.19

AMENDED AND RESTATED STOCK OPTION AGREEMENT

Non-Employee Director Option – Annual Grant

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”), is effective as of the Merger Closing. This Agreement was originally effective as to each Class V Option and Class C Option (each as defined below) set forth on Exhibit A on the corresponding “Grant Date” set forth adjacent to such option (as to each such option, the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, the Optionee was previously granted one or more awards of options (the “Class V Options”) representing the right to purchase shares of Class V Common Stock (“Class V Shares”) and one or more awards of options (“Class C Options”) representing the right to purchase shares of Class C Common Stock (“Shares”), all as subject to the terms and conditions described in the applicable option agreements (the “Prior Option Agreements”), each of which is being amended and restated under and by virtue of this Agreement;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, pursuant to the Merger Agreement, the Class V Options will be converted immediately prior to the Effective Time (as defined in the Merger Agreement) into Class C Options equal to the number of Class V Shares subject to the Class V Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole share, with an exercise price per Share equal to the exercise price for such Class V Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole penny, all as set forth on Exhibit A, subject to the consummation of the Merger (such converted Class V Options and all outstanding Class C Options set forth on Exhibit A, the “Option”); and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, all Class V Options and Class C Options set forth on Exhibit A granted pursuant to Prior Option Agreements, shall, pursuant to the Merger Agreement, hereafter convert into or remain as Class C Options and be subject to the terms and conditions set forth in this Agreement and the Plan, which supersede the terms and conditions of the Prior Option Agreements; and

THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Cause” means: (i) the Optionee’s material violation of (x) the Optionee’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) any other restrictive covenant by which the Optionee is bound, that in each case results in greater than de minimis harm to the Company and its Subsidiaries’ reputation or business; (ii) the Optionee’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Optionee which constitutes gross neglect, insubordination, willful misconduct, or a material breach of a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company and its Subsidiaries’ reputation or business and that the Optionee has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(b)    “Lock-up Lapse Date” has the meaning given to such term in the Management Stockholders Agreement.

(c)    “Management Stockholder” has the meaning given to such term in the Management Stockholders Agreement.

(d)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant and Conversion of Option. For good and valuable consideration, on and as of the Grant Dates set forth on Exhibit A, the Company irrevocably granted to the Optionee options to purchase any part or all of an aggregate number of Shares or Class V Shares as set forth on Exhibit A.

Pursuant to the Merger Agreement, subject to the Merger Closing, each Class V Option outstanding and unexercised immediately prior to the Effective Time (whether or not then vested or exercisable) will, by virtue of the Merger Closing and without any action on the part of the Optionee, be converted immediately prior to the Effective Time into an option, on the same terms and conditions applicable to each such Class V Option immediately prior to the Effective Time, to purchase the number of Shares, rounded down to the nearest whole share, that is equal to the product of (i) the number of Class V Shares subject to such Class V Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio; all as subject to the adjustment as set forth in Section 2.3 hereof. This Agreement amends and restates the Prior Option Agreements.

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per share exercise price of the Shares covered by the Options shall be as set forth on Exhibit A (as to each such Option, the “Option Price”). For the Class V Options converted to Class C Options, the Option Price shall be equal to the exercise price for each such Class V Share subject to such Class V Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole penny.

Section 2.3. Adjustments to Option.

The Option shall be subject to adjustment pursuant to Section 10 of the Plan.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability.

(a)    General. Subject to the Optionee’s continued Employment on such date, the Option shall vest and become exercisable on each applicable vesting date, and with respect to the Options corresponding thereto, as set forth on Exhibit A. Notwithstanding the foregoing, subject to the Optionee’s continued Employment on such date, 100% of the Shares subject to the Options shall vest and become exercisable on a Change in Control.

(b)    Accelerated Vesting on Termination without Cause or Due to Death or Disability. If the Optionee’s Employment is terminated by the Company without Cause or due to the Optionee’s death or Disability, the Option shall vest and become immediately exercisable with respect to all of the Shares subject thereto upon the date of such termination.

(c)    Termination of Employment. Except as set forth in Section 3.1(b) above, no portion of the Option shall vest and become exercisable as to any additional Shares upon or following the termination of the Optionee’s Employment. The portion of the Option that is unvested and unexercisable as of the date of the Optionee’s termination of Employment for any reason shall immediately expire on the date of such termination without consideration or payment therefor.

Section 3.2. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a)    the tenth anniversary of the Grant Date;

(b)    immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or any of its Affiliates, as applicable, for Cause; or

(c)    the expiration of the nine (9) month period following the date of the Optionee’s termination of Employment if the Optionee’s Employment terminates for any reason other than for Cause.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing or by the Management Stockholders Agreement, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution or, if applicable, under a trust or other estate planning vehicle to which the Option was transferred for the benefit of the Optionee’s immediate family.

Section 4.2. Exercisability of Option.

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the date (if any) the Option has vested with respect to such Shares in accordance with Section 3.1.

Section 4.3. Manner of Exercise.

Any exercisable portion of the Option may be exercised solely by delivering to the Office of the Secretary of the Company at the Company’s principal office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)    notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; provided, that such rules do not impose any substantive requirements on the Optionee which are inconsistent with the terms of this Agreement or the Plan;

(b)    full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) by a “net exercise” method whereby the aggregate Option Price for the Shares being acquired upon exercise is satisfied by the Company withholding, from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, (iii) following the Lock-up Lapse Date, by delivery (on a form prescribed or accepted by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell the Shares subject to the Option and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price, or (iv) any combination of the foregoing methods, as elected by the Optionee;

(c)    a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that (i) unless the Shares are registered on a Form S-8 or the Company in its sole discretion determines that another exemption applies, the individual exercising the Option is an accredited investor (within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act) and (ii) the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d)    if such exercise is for any Shares, unless already delivered, a written instrument (a “Joinder”) pursuant to which the Optionee agrees to be bound by the terms and conditions of the Management Stockholders Agreement with respect to Shares to the same extent as a Management Stockholder thereunder, as provided as Annex A to the Management Stockholders Agreement;

(e)    full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; and

(f)    in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Management Stockholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may, in its reasonable discretion, issue stop-transfer orders covering such Shares.

If the Option Price is satisfied by an irrevocable direction to a licensed securities broker, the Optionee will be subject to the Company’s policies regarding insider trading restrictions, which may affect the Optionee’s ability to acquire or sell Shares or rights to Shares under the Plan (e.g., the Option). By acceptance of the Option granted hereunder, the Optionee certifies the Optionee’s understanding of and intent to fully comply with the standards contained in the Company’s insider trading policies (and related policies and procedures adopted by the Company).

Section 4.4. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Optionee of the Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency or stock exchange or over-the-counter market listing requirements which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b)    the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience (which period shall not exceed four (4) business days if established for administrative convenience) or as may otherwise be required by Applicable Law; and

(c)    the execution and delivery of the Joinder by the Optionee to the extent the Optionee is not already a party to the Management Stockholders Agreement.

Section 4.5. Rights as Stockholder.

No later than four (4) business days following the date on which the Optionee exercises the Option (or portion thereof) in a manner satisfying Section 4.3, the Optionee shall have all rights and privileges of stockholders of the Company in respect of the Shares acquired upon such exercise and in no event shall the Optionee have such rights and privileges until the earlier of the date such Shares are issued or the date that is four (4) business days following the date on which the Optionee exercises the Option (or any portion thereof).

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

The Option, and the Shares issued to the Optionee upon exercise of the Option, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to the Option and such Shares. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of Article IV of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Optionee shall be $5,000,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholder Agreement), the Optionee’s Individual Cap shall be increased to $10,000,000.

Section 5.4. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company, to the Office of the Secretary; and if to the Optionee, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.4. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.4, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Optionee, as applicable, as provided herein.

Section 5.5. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.6. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

Section 5.7. Nature of Grant.

In accepting the grant, the Optionee acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 5.8. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:

Name:

Title:

Exhibit A

Class V Options Converted

Grant Date	Number of Class V Options Granted	Number of Class C Options After Conversion (Class V Options x Exchange Ratio) rounded down to nearest whole share	Option Price (At Time of Grant)	Option Price Post-Merger Closing (Original Option Price ÷ Exchange Ratio) rounded up to nearest whole penny	Vesting

Class C Options Restated

Grant Date	Number of Class C Options Granted	Option Price	Vesting